Contact: Nicole L'Huillier

802-985-1362

nicolel @vtbear.com

For Immediate Release

Vermont Teddy Bear Company to Be Taken Private;

Stockholders to Receive $6.50 in Cash Per Share

Shelburne, VT - May 16, 2005: The Vermont Teddy Bear Company® (NASDAQ: BEAR) today announced the signing of a definitive agreement that will enable the Company to be taken private by an investment group led by The Mustang Group, LLC, a Boston-based private equity firm.

The Company entered into this agreement following the unanimous recommendation of the members of the Company's Board of Directors, based on a unanimous recommendation of a Special Committee comprised of independent directors. Under the terms of the agreement, the Company's common stockholders not continuing as investors in the Company will receive $6.50 in cash per share of the Company's common stock upon the closing of the transaction which is anticipated to occur on or before September 30, 2005.

Following the closing of the transaction, Vermont Teddy Bear Company ownership shall continue to include significant participation by Vermont investors. The investors include members of the Company's management team and FreshTracks Capital, a Middlebury, Vermont-based investment firm. Collectively, Vermonters will own more than 20% of the Company.

Elisabeth B. Robert, President and Chief Executive Officer of The Vermont Teddy Bear Company, stated, "This transaction brings significant value to our stockholders and enables Vermont Teddy Bear to continue to build upon our leading position in the gift delivery industry. As a private company, Vermont Teddy Bear will no longer face the challenges of a small company trying to comply with increasingly complex and costly public company requirements. We will have more time and resources to devote to growing our business. Mustang has enabled us to make this possible and we welcome the opportunity to work with Mustang on what we believe is an exciting next step in our Company's growth."

Carson Biederman, managing partner of The Mustang Group, LLC, said, "Mustang looks forward to a long-term partnership with The Vermont Teddy Bear Company and its top-notch management team led by Elisabeth Robert. The Vermont Teddy Bear Company has built a premier platform in the premium gift delivery business supporting such brands as Calyx & Corolla, PajamaGram and TastyGram. Mustang is excited to participate in the next stage of growth for Vermont Teddy Bear Company, which will involve acquisitions of other premium gift companies, and continued investment in new product development."

Following the transaction, Ms. Robert will continue in her position as President and CEO of the Company, as will the Company's executive officers; Irene Steiner, Vice President of Marketing; Catherine Camardo, Vice President of Operations; and Mark Sleeper, Chief Accounting Officer. Ms. Robert will maintain her equity holdings, and certain other longstanding stockholders will remain investors in the Company. Certain of the Company's principal stockholders, who collectively own approximately 57% of the outstanding shares of the Company's common stock, have agreed to vote their voting shares in favor of the transaction.

The Mustang Group, LLC is a private equity firm that invests in middle-market companies throughout North America. Mustang's first investment was in Cascade Lacrosse, a leading manufacturer of lacrosse equipment that is based in upstate New York.

The closing of the transaction is subject to certain terms and conditions customary for transactions of this type, including stockholder approval and completion of customary documents pertaining to the Company's committed financing. Stockholder approval will be solicited by The Vermont Teddy Bear Company by means of a proxy statement, which will be mailed to the Company's stockholders upon the completion of the required Securities and Exchange Commission filing and review process. The equity financing necessary for the transaction has been committed by an investment group led by The Mustang Group, LLC. Co-investors include FreshTracks Capital L.P., a venture capital fund devoted to financing growth company opportunities in Vermont. The debt financing necessary for the transaction has been committed by Banknorth, NA.

Covington Associates LLC of Boston is serving as the Company's financial advisor in connection with the proposed transaction. Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc. of New York is serving as financial advisor to the Special Committee of the Board of Directors. The Company is represented by its general counsel, the law firm Dinse, Knapp & McAndrew P.C. of Burlington, Vermont. The Special Committee of the Company's Board of Directors is represented by the law firm Akin Gump Strauss Hauer & Feld LLP of New York. Mustang is represented by the law firm Goulston & Storrs of Boston.

The proxy statement that The Vermont Teddy Bear Company plans to file with the Securities and Exchange Commission and mail to its stockholders will contain information about The Vermont Teddy Bear Company, The Mustang Group, LLC, FreshTracks Capital L.P., and the proposed transaction. Stockholders are urged to read the proxy statement carefully when it is available. In addition to receiving the proxy statement from the Company in the mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, at the Securities and Exchange Commission's web site (sec.gov). Stockholders may also obtain copies of these documents without charge by requesting them in writing from The Vermont Teddy Bear Company, P.O. Box 965, 6655 Shelburne Road, Route 7, Shelburne, Vermont 05482; or by telephone at (802) 985-3001.

Forward-Looking Statements

This press release contains various "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed transaction between The Vermont Teddy Bear Company and The Mustang Group, LLC and involving risks and uncertainties related to the occurrence of future events. These forward-looking statements are based on management's current expectations, assumptions, estimates and projections about the current economic environment, the Company and its industry. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include, but are not limited to, (i) the failure to obtain the necessary stockholder approval or to complete the required financing in a timely manner or at all and (ii) satisfaction of various other closing conditions contained in the definitive merger agreement. Other potential risks and uncertainties are discussed in the Company's reports and other documents filed with the Securities and Exchange Commission from time to time. The Vermont Teddy Bear Company assumes no obligation to update the forward-looking information. Such forward looking statements are based upon many estimates and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Inclusion of such forward- looking statements herein should not be regarded as a representation by the Company that the statements will prove to be correct.

This press release should be read in conjunction with the Company's Current Report on Form 8-K filed today and other reports filed with the Securities and Exchange Commission.

A Vermont Teddy Bear Company Bear-Gram gift is a popular alternative to sending flowers. Each Bear-Gram gift includes a customized Vermont Teddy Bear accompanied by a personal greeting card and candy treat, all packaged in a colorful gift box with an air hole.

Orders are placed by calling 1-800-829-BEAR or by shopping at vermontteddybear.com.

The PajamaGram Company is a gift delivery service where customers can pamper their loved ones by sending pajamas and spa products in luxurious packaging by calling 1-800-GIVE-PJS or shopping at pajamagram.com.

The TastyGram Company specializes in the delivery of creatively packaged, deliciously presented gourmet foods and sweets by with a personalized greeting card calling 1-800-82-TASTY or shopping at tastygram.com.

Calyx & Corolla delivers premium direct-from-the-grower floral gifts through its catalog, by phone at 1-800-800-7788 or online at calyxandcorolla.com.